Exhibit 99.1

MSCI and RiskMetrics Announce RiskMetrics

Stockholder Approval of MSCI/RiskMetrics Merger

New York – May 27, 2010 – MSCI Inc. (NYSE: MXB) and RiskMetrics Group, Inc. (NYSE: RISK) today jointly announced that the stockholders of RiskMetrics approved the adoption of the merger agreement among RiskMetrics, MSCI and Crossway, Inc., a wholly owned subsidiary of MSCI, pursuant to which Crossway will be merged with and into RiskMetrics, with RiskMetrics continuing as the surviving corporation and a wholly owned subsidiary of MSCI.  More than 99% of the votes cast and over 88% of the outstanding shares of RiskMetrics common stock as of the record date for the meeting voted in favor of the proposal.

The transaction, which remains subject to customary closing conditions, is expected to close on June 1, 2010.

About MSCI Inc.

MSCI Inc. is a leading provider of investment decision support tools to investment institutions worldwide.  MSCI Inc. products include indices and portfolio risk and performance analytics for use in managing equity, fixed income and multi-asset class portfolios.

The Company’s flagship products are the MSCI International Equity Indices, which include over 120,000 indices calculated daily across more than 70 countries, and the Barra risk models and portfolio analytics, which cover 59 equity and 48 fixed income markets.  MSCI Inc. is headquartered in New York, with research and commercial offices around the world.

About RiskMetrics Group, Inc.

RiskMetrics Group is a leading provider of risk management and corporate governance products and services to participants in the global financial markets.  By bringing transparency, expertise and access to the financial markets, RiskMetrics Group helps investors better understand and manage the risks associated with their financial holdings.  Our solutions address a broad spectrum of risk across our clients’ financial assets.  Headquartered in New York with 20 global offices, RiskMetrics Group services some of the most prestigious institutions and corporations worldwide.

For further information please contact:

Edings Thibault, MSCI, New York, +1.212.804.5273

Jennifer Short, RiskMetrics, New York, +1.212.981.7413

For media enquiries, please contact:

Steve Bruce, Abernathy MacGregor, New York, +1.212.371.5999

Sally Todd, Penrose Financial, London, +44.20.7786.4888

Forward-Looking Statements

This document contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause MSCI’s, RiskMetrics and the combined company’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond MSCI’s, RiskMetrics and the combined company’s control and that could materially affect actual results, levels of activity, performance, or achievements.  Such risks, uncertainties and factors include, but are not limited to:  the risk that a condition to closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the failure to consummate or delay in consummating the proposed merger for other reasons; the combined company’s ability to achieve the synergies and value creation contemplated by the proposed merger; the combined company’s ability to promptly and effectively integrate the businesses of RiskMetrics and MSCI; and the diversion of management time on merger-related issues.

Other factors that could materially affect MSCI’s, RiskMetrics’ and the combined company’s actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended November 30, 2009 and filed with the SEC on January 29, 2010, in RiskMetrics’ December 31, 2009 Annual Form 10-K  and Form 10-K/A which were filed with the SEC on February 24, 2010 and April 30, 2010, respectively, and in their respective quarterly reports on Form 10-Q and current reports on Form 8-K. If any of these risks or uncertainties materialize, or if MSCI’s or RiskMetrics’ underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI or RiskMetrics projected. Any forward-looking statement in this release reflects MSCI’s or RiskMetrics’ current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s or RiskMetrics’ operations, results of operations, growth strategy and liquidity. MSCI and RiskMetrics assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.